UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 14, 2007

RADIANT SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Georgia	0-22065	11-2749765
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3925 Brookside Parkway, Alpharetta, Georgia	30022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (770) 576-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

Effective March 14, 2007, the board of directors (the “Board”) of Radiant Systems, Inc. (the “Company”) elected Donna A. Lee to serve as a Class III director of the Company, effective March 14, 2007, until the 2007 annual meeting of shareholders and until her successor is duly elected and qualified. Ms. Lee has been nominated for re-election at the 2007 annual meeting of stockholders. Ms. Lee will also serve as a member of the Company’s audit committee. As a director, Ms. Lee will be entitled to receive the standard director compensation consisting of an annual retainer of $20,000 for board service, an additional annual retainer of $5,000 for service on the audit committee, and an annual grant of options to purchase 10,000 shares of the Company’s common stock. In accordance with the actions of the compensation committee of the Board and the Board on March 31, 2006 relating to stock option grants to be made to newly elected non-employee directors, on March 14, 2007, Ms. Lee was granted options to purchase 25,000 shares of the Company’s common stock under the Company’s 2005 Long-Term Incentive Plan (the “2005 Plan”). The stock options were granted to Ms. Lee at the Fair Market Value (as defined in the 2005 Plan) of the Company’s common stock on the date of grant. The Company will enter into a standard stock option agreement with Ms. Lee in connection with the stock option grant. In connection with Ms. Lee’s appointment, on March 14, 2007, by board resolution, the Board set the number of Company board members at 7 directors.

Compensatory Arrangements with Named Executive Officers

Compensation to be Paid or Paid in 2007

On March 14, 2007, the Board awarded stock options to each of the named executive officers under the 2005 Plan. John H. Heyman was granted options to purchase 85,500 shares, Alon Goren was granted options to purchase 22,000 shares, Andrew S. Heyman was granted options to purchase 90,000 shares and Mark E. Haidet was granted options to purchase 30,000 shares. In order to determine awards to the Company’s named executive officers under the 2005 Plan, our compensation committee reviews whether or not the named executive officer achieved certain individual strategic goals during the prior fiscal year. The list of strategic goals is unique for each named executive officer, but typically contains goals, for example, related to improving margins, developing strategies, integration of products and strengthening of business units. The strategic goals are designed to be reasonably achievable by the named executive officers. None of the named executive officers has knowledge of how many options they may receive, but the officers are aware that their equity compensation is based on their achievement of their strategic goals.

Compensation with respect to 2006 performance

In its discretion, our compensation committee may recommend that John H. Heyman and Alon Goren receive discretionary bonuses when the actual performance levels exceed the expected performance levels, but are below the aspirational performance levels. For performance in the 2006 fiscal year, the Board awarded the following discretionary bonuses: John Heyman received $100,000 and Alon Goren received $75,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIANT SYSTEMS, INC.

By:	/s/ Mark E. Haidet
Name:	Mark E. Haidet
Title:	Chief Financial Officer

Dated: March 20, 2007